Exhibit 99.2

CEO CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, James Harwell, Acting Chief Financial Officer of the Company, certify that:
(1)	I have reviewed this periodic report on Form 10-Q of Reliability Incorporated;
(2)	This quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(3)	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and result of operations of the Company

/s/ James Harwell
James Harwell
Acting Chief Financial Officer
May 12, 2003

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